Exhibit 23.1

Consent of Independent Auditor

Amedisys, Inc.

Baton Rouge, LA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-138255 and 333-145582) and Form S-8 (Nos. 333-60525, 333-51704, 333-53786, 333-143967, 333-152359, 333-182347, 333-205267 and 333-225461) of Amedisys, Inc. of our report dated April 16, 2019, relating to the consolidated and combined financial statements and supplementary information, which appear in this Form 8-K/A.

/s/ BDO USA, LLP

New York, NY

April 16, 2019